The Sakura Bank, Limited
                                 New York Branch
                                 101 Park Avenue
                            New York, New York 10178
                     Tel: (212) 909-4600 Fax: (212) 909-4599



January 23, 2001


Mr. Edward L. Larsen
Senior Vice President
THE TALBOTS, INC.
175 Beal Street
Hingham, MA  02043



Re: Revolving Credit Agreement dated as of January 25, 1994, and as amended on November 21, 1995 and on April 18, 1996, among The Talbots, Inc. as borrower, and The Sakura Bank, Limited, (The "Agreement")



         Pursuant to Section 14 (j), we hereby inform you that we extended the Revolving Credit Facility (as defined in the Agreement), which will expire on January 28, 2002 so that it would expire on January 28, 2003.


                                       Very Truly yours,


                                       The Sakura Bank, Limited
                                       New York Branch



                                       TOMOYUKI KAWAI
                                       -------------------------------
                                       Tomoyuki Kawai
                                       Senior Vice President


cc:      Mr. Katsuhiko Natori
         Vice President & Treasurer
         Jusco (U.S.A.), Inc.